SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2002

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

             On October 24, 2002, Borland Software Corporation announced the promotion of Frederick A. Ball from Executive Vice President and Chief Financial Officer to the newly created position of Executive Vice President of Corporate Development and Mergers and Acquisitions. As Mr. Ball assumes responsibility for all corporate development, strategic planning, acquisitions, and integration activities, Kenneth R. Hahn joins the company as Senior Vice President and Chief Financial Officer responsible for finance, human resources, facilities, and information technology departments. Messrs. Ball and Hahn will report directly to President and Chief Executive Officer Dale L. Fuller.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release issued October 24, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: October 28, 2002	By: /s/ KEITH E. GOTTFRIED

Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs, General Counsel, Corporate Secretary and Chief Legal Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated October 24, 2002.